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                                                                    EXHIBIT 23.7

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

LDDS Communications, Inc.

     We consent to the incorporation by reference in this Registration Statement of LDDS Communications, Inc. on Form S-4 of our report dated March 17, 1993 relating to the consolidated balance sheet of World Communications, Inc. as of December 31, 1992 appearing in the IDB Communications Group, Inc.'s Annual Report on Form 10K/A (Amendment No. 1) for the year ended December 31, 1993.

     We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                            /s/  BDO SEIDMAN
                                            BDO Seidman

New York, New York
November 15, 1994